Exhibit 99.1

Contact:
Richard F. Westenberger
Executive Vice President & Chief Financial Officer
(404) 745-2889

CARTER’S, INC. REPORTS FIRST QUARTER 2010 RESULTS

Atlanta, Georgia, April 28, 2010 / Business Wire -- Carter’s, Inc. (NYSE:CRI), the largest branded marketer in the United States of apparel exclusively for babies and young children, today reported its first quarter 2010 results.

“While our results benefited from earlier customer demand and the timing of the Easter holiday, we are clearly off to a strong start in 2010,” said Michael D. Casey, Chairman and Chief Executive Officer.  “We’ve continued to build on the positive momentum from 2009, which is driven by strong consumer demand for our products across our multiple channels of distribution.  We are pleased with the launch of our new eCommerce business in the first quarter, which we believe will complement our existing businesses and be an additional driver of longer term growth.”

First Quarter of Fiscal 2010 compared to First Quarter of Fiscal 2009

Consolidated net sales increased $51.9 million, or 14.5%, to $409.0 million.  Net sales of the Company’s Carter’s brands increased $49.7 million, or 17.6%, to $332.3 million.  Net sales of the Company’s OshKosh B’gosh brand increased $2.1 million, or 2.9%, to $76.7 million.

Carter’s wholesale sales increased $24.4 million, or 20.1%, to $146.3 million due to strong over-the-counter performance at our wholesale customers in all product categories and earlier than planned customer demand.  OshKosh wholesale sales decreased $1.2 million, or 5.2%, to $21.6 million, due largely to lower off-price sales.

Consolidated retail sales increased $19.5 million, or 12.7%, to $173.3 million.  Carter’s retail segment sales increased $16.2 million, or 15.9%, to $118.1 million, driven by a comparable store sales increase of $8.2 million, or 8.1%, and incremental sales of $8.2 million generated by new store openings and the benefit of an earlier Easter holiday.  OshKosh retail segment sales increased $3.3 million, or 6.4%, to $55.1 million, driven by a comparable store sales increase of $1.8 million, or 3.5%, and incremental sales of $1.7 million generated by new store openings and the benefit of an earlier Easter holiday.

In the first quarter of fiscal 2010, the Company opened five Carter’s retail stores and two OshKosh retail stores.  As of the end of the first quarter, the Company operated 281 Carter’s and 172 OshKosh retail stores.

The Company’s mass channel sales, which are comprised of sales of its Child of Mine brand to Walmart and Just One Year brand to Target, increased $9.1 million, or 15.5%, to $67.9 million.  The increase was driven primarily by increased sales of our Just One Year brand due to new programs and improved product performance in addition to favorable timing of Child of Mine shipments resulting from earlier than planned demand.

In connection with a workforce reduction and distribution facility closure, the Company recorded pre-tax charges in the first quarter of fiscal 2009 of approximately $8.7 million related to severance, asset impairment, accelerated depreciation, and other closure costs.

Operating income in the first quarter of fiscal 2010 was $71.2 million, an increase of $42.2 million, or 146.0%, from $28.9 million in the first quarter of fiscal 2009.  Excluding the effect of the workforce reduction and distribution facility closure in 2009, adjusted operating income increased $33.5 million, or 88.9%, to $71.2 million from $37.6 million in the first quarter of fiscal 2009, driven largely by growth in earnings from the Carter’s wholesale and retail segments.

Net income increased $26.2 million, or 157.9%, to $42.8 million, or $0.71 per diluted share, compared to $16.6 million, or $0.28 per diluted share, in the first quarter of fiscal 2009.  Excluding the effect of the workforce reduction and distribution facility closure in 2009, adjusted net income increased $20.7 million, or 93.7%, to $42.8 million, or $0.71 per diluted share, compared to $22.1 million, or $0.38 per diluted share, on an adjusted basis, in the first quarter of fiscal 2009.

A reconciliation of income as reported under accounting principles generally accepted in the United States of America (“GAAP”) to income adjusted for certain items is provided at the end of this release.

Cash flow from operations in the first quarter was $23.4 million, a decrease of $11.8 million, or 33.5%, over the first quarter of fiscal 2009 due primarily to net changes in working capital offset by increased earnings.

Outlook

For the second quarter of fiscal 2010, the Company anticipates that net sales will increase low single digits and diluted earnings per share will be flat to down slightly as compared to adjusted diluted earnings per share of $0.32 in the second quarter of fiscal 2009.  Adjustments to the Company’s reported second quarter results for fiscal 2009 are detailed at the end of this release.

For fiscal 2010, the Company anticipates that net sales will increase mid to high single digits and diluted earnings per share will increase approximately 15% - 20% over adjusted diluted earnings per share for fiscal 2009 of $2.15.  Adjustments to the Company’s reported results for fiscal 2009 are detailed at the end of this release.

Conference Call

The Company will hold a conference call with investors to discuss first quarter results on April 28, 2010 at 8:30 a.m. Eastern Time.  To participate in the call, please dial 913-312-0391.  To listen to a live broadcast of the call on the internet, please log on to www.carters.com and select the “Q1 2010 Earnings Conference Call” link under the “Investor Relations” tab.  The conference call will be simultaneously broadcast on the Company’s website at www.carters.com.  Presentation materials for the call can be accessed on the Company’s website at www.carters.com by selecting the “Conference Calls & Webcasts” link under the “Investor Relations” tab.  A replay of the call will be available shortly after the broadcast through May 7, 2010, at 719-457-0820, passcode 4904419.  The replay will be archived on the Company’s website at the same location.

For more information on Carter’s, Inc., please visit www.carters.com.

Cautionary Language

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated financial results for the second quarter of fiscal 2010 and fiscal 2010, assessment of the Company’s performance and financial position, and drivers of the Company’s sales and earnings growth.  Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected.  Factors that could cause actual results to materially differ include: a decrease in sales to, or the loss of one or more of, the Company’s key customers; increased competition in the baby and young children’s apparel market; the acceptance of the Company’s products in the marketplace; deflationary pricing pressures; the Company’s dependence on foreign supply sources; failure of foreign supply sources to meet the Company’s quality standards or regulatory requirements; negative publicity; leverage, which increases the Company’s exposure to interest rate risk and could require the Company to dedicate a substantial portion of its cash flow to repay debt principal; an inability to access suitable financing due to the current economic environment; a continued decrease in the overall value of the United States equity markets due to the current economic environment; a continued decrease in the overall level of consumer spending; changes in consumer preference and fashion trends; seasonal fluctuations in the children’s apparel business; the impact of governmental regulations and environmental risks applicable to the Company’s business; the risk that ongoing litigation and investigations may be resolved adversely; the breach of the Company’s consumer databases; the ability of the Company to adequately forecast demand, which could create significant levels of excess inventory; the ability of the Company to identify new retail store locations, and negotiate appropriate lease terms for the retail stores; the ability to attract and retain key individuals within the organization; failure to achieve sales growth plans, cost savings, and other assumptions that support the carrying value of our intangible assets; and the Company’s inability to remediate its material weaknesses in internal control over financial reporting.  Many of these risks are further described in the most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission under the headings “Risk Factors” and “Forward-Looking Statements.”  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	Three-month periods ended
	April 3, 2010	April 4, 2009
Net sales:

Carter’s:
Wholesale	$146,258	$121,817
Retail	118,139	101,930
Mass Channel	67,920	58,823
Carter’s net sales	332,317	282,570

OshKosh:
Retail	55,145	51,828
Wholesale	21,587	22,764
OshKosh net sales	76,732	74,592

Total net sales	409,049	357,162

Cost of goods sold	242,239	229,440
Gross profit	166,810	127,722
Selling, general, and administrative expenses	105,295	99,130
Workforce reduction and facility closure costs	--	8,420
Royalty income	(9,654)	(8,762)
Operating income	71,169	28,934
Interest expense, net	2,444	3,175
Income before income taxes	68,725	25,759
Provision for income taxes	25,900	9,155
Net income	$42,825	$16,604

Basic net income per common share	$0.73	$0.29

Diluted net income per common share	$0.71	$0.28

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(unaudited)

	For the three-month periods ended
(dollars in thousands)	April 3, 2010	% of Total	April 4, 2009	% of Total
Net sales:

Carter’s:
Wholesale	$146,258	35.7%	$121,817	34.1%
Retail	118,139	28.9%	101,930	28.5%
Mass Channel	67,920	16.6%	58,823	16.5%
Carter’s total net sales	332,317	81.2%	282,570	79.1%

OshKosh:
Retail	55,145	13.5%	51,828	14.5%
Wholesale	21,587	5.3%	22,764	6.4%
OshKosh total net sales	76,732	18.8%	74,592	20.9%

Total net sales	$409,049	100.0%	$357,162	100.0%

Operating income (loss):		% of segment net sales		% of segment net sales

Carter’s:
Wholesale	$40,297	27.6%	$23,099	19.0%
Retail	26,143	22.1%	16,588	16.3%
Mass Channel	12,794	18.8%	8,113	13.8%

Carter’s operating income	79,234	23.8%	47,800	16.9%

OshKosh:
Wholesale	3,593	16.6%	1,421	6.2%
Retail	1,963	3.6%	(331)	(0.6%)
Mass Channel (a)	766	--	706	--

OshKosh operating income	6,322	8.2%	1,796	2.4%

Segment operating income	85,556	20.9%	49,596	13.9%

Corporate expenses (b)	(14,387)	(3.5%)	(11,920)	(3.3%)
Workforce reduction and facility closure costs (c)	--	--	(8,742)	(2.4%)

Net corporate expenses	(14,387)	(3.5%)	(20,662)	(5.8%)

Total operating income	$71,169	17.4%	$28,934	8.1%

(a) OshKosh mass channel consists of a licensing agreement with Target Stores. Operating income consists of royalty income, net of related expenses.

(b) Corporate expenses generally include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, building occupancy, information technology, certain legal fees, consulting, and audit fees.

(c) Includes closure costs associated with our Barnesville, Georgia distribution facility and Oshkosh, Wisconsin facility and severance related to the corporate workforce reduction.

CARTER’S, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	April 3, 2010	January 2, 2010	April 4, 2009
ASSETS
Current assets:
Cash and cash equivalents	$365,865	$335,041	$186,834
Accounts receivable, net	118,888	82,094	92,698
Finished goods inventories, net	143,125	214,000	153,941
Prepaid expenses and other current assets	10,439	11,114	13,974
Deferred income taxes	26,352	33,419	36,021

Total current assets	664,669	675,668	483,468
Property, plant, and equipment, net	85,783	86,077	84,809
Tradenames	305,733	305,733	305,733
Goodwill	136,570	136,570	136,570
Deferred debt issuance costs, net	2,189	2,469	3,314
Licensing agreements, net	957	1,777	4,346
Other assets	307	305	469
Total assets	$1,196,208	$1,208,599	$1,018,709
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$3,503	$3,503	$3,503
Accounts payable	40,689	97,546	42,915
Other current liabilities	54,230	69,568	56,211

Total current liabilities	98,422	170,617	102,629
Long-term debt	330,145	331,020	333,648
Deferred income taxes	109,018	110,676	107,928
Other long-term liabilities	41,935	40,262	41,411

Total liabilities	579,520	652,575	585,616

Commitments and contingencies
Stockholders’ equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at April 3, 2010, January 2, 2010, and April 4, 2009	--	--	--
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized, 59,390,706, 58,081,822, and 56,677,490 shares issued and outstanding at April 3, 2010, January 2, 2010, and April 4, 2009, respectively	594	581	567
Additional paid-in capital	252,990	235,330	214,441
Accumulated other comprehensive loss	(3,900)	(4,066)	(7,058)
Retained earnings	367,004	324,179	225,143

Total stockholders’ equity	616,688	556,024	433,093

Total liabilities and stockholders’ equity	$1,196,208	$1,208,599	$1,018,709

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(unaudited)

	For the three-month periods ended
	April 3, 2010	April 4, 2009
Cash flows from operating activities:
Net income	$42,825	$16,604
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,882	8,395
Amortization of debt issuance costs	280	284
Non-cash stock-based compensation expense	1,690	1,874
Income tax benefit from exercised stock options	(8,263)	(778)
Non-cash asset impairment charges	--	2,962
Gain on sale of property, plant, and equipment	(181)	--
Deferred income taxes	5,469	(1,526)
Effect of changes in operating assets and liabilities:
Accounts receivable	(36,794)	(7,246)
Inventories	70,875	49,545
Prepaid expenses and other assets	673	(760)
Accounts payable and other liabilities	(61,028)	(34,132)
Net cash provided by operating activities	23,428	35,222

Cash flows from investing activities:
Capital expenditures	(8,223)	(10,829)
Proceeds from sale of property, plant, and equipment	286	--
Net cash used in investing activities	(7,937)	(10,829)

Cash flows from financing activities:
Payments on term loan	(875)	(875)
Income tax benefit from exercised stock options	8,263	778
Proceeds from exercise of stock options	7,945	189
Net cash provided by financing activities	15,333	92

Net increase in cash and cash equivalents	30,824	24,485
Cash and cash equivalents, beginning of period	335,041	162,349

Cash and cash equivalents, end of period	$365,865	$186,834

CARTER’S, INC. RECONCILIATION OF GAAP TO ADJUSTED RESULTS
	Three-month period ended April 4, 2009
	(dollars in millions, except earnings per share)

	Operating Income	Net Income	Diluted EPS

Income, as reported (GAAP)	$28.9	$16.6	$0.28

Distribution facility closure costs (a)	3.3	2.1	0.04
Accelerated depreciation (b)	0.3	0.2	0.00
Asset impairment charges (c)	1.8	1.1	0.02
Workforce reduction (d)	3.3	2.1	0.04

Income, as adjusted (e)	$37.6	$22.1	$0.38

(a)	Costs associated with the closure of the Company’s Barnesville, Georgia distribution facility.

(b)	Accelerated depreciation charges (included in selling, general, and administrative expenses) related to the closure of the Company’s Barnesville, Georgia distribution facility.

(c)	Asset impairment charges associated with the closure of the Company’s Oshkosh, Wisconsin facility.

(d)	Severance charges associated with the reduction in the Company’s corporate workforce.

(e)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  These adjustments which the Company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis.  We believe these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements is presented for informational purposes only and is not necessarily indicative of the Company’s future condition or results of operations.

CARTER’S, INC. RECONCILIATION OF GAAP TO ADJUSTED RESULTS

	Three-month period ended July 4, 2009			Twelve-month period ended January 2, 2010

	(dollars in millions, except earnings per share)

	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS

Income, as reported (GAAP)	$29.4	$16.6	$0.28	$195.6	$115.6	$1.97

Workforce reduction (a)	2.2	1.4	0.02	5.5	3.5	0.06
Distribution facility closure costs (b)	--	--	--	3.3	2.1	0.04
Net asset impairment (c)	--	--	--	1.2	0.8	0.01
Accelerated depreciation (d)	0.7	0.4	0.01	1.0	0.6	0.01
Investigation expenses (e)	--	--	--	5.7	3.6	0.06
Facility write-down (f)	0.7	0.5	0.01	0.7	0.4	--

Income, as adjusted (g)	$33.0	$18.9	$0.32	$213.0	$126.6	$2.15

(a)	Severance charges and other benefits associated with the reduction in the Company’s corporate workforce.

(b)
Costs associated with the closure of the Company’s Barnesville, Georgia distribution facility, including $1.7 million in severance and other benefits, $1.1 million in asset impairment charges, and $0.5 million in other closure costs.

(c)	Asset impairment charges of $1.8 million net of a $0.6 million gain associated with the closure and sale of the Company’s Oshkosh, Wisconsin facility.

(d)	Accelerated depreciation charges (included in selling, general, and administrative expenses) related to the closure of the Company’s Barnesville, Georgia distribution facility.

(e)	Professional service fees related to the investigation of customer accommodations.

(f)	Charges related to the write-down of the carrying value of the White House, Tennessee distribution facility.

(g)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  These adjustments, which the Company does not believe to be indicative of on-going business trends, are excluded from these calculations.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.